Exhibit 99.2

DARLING INTERNATIONAL ANNOUNCES
SECOND QUARTER 2008 EARNINGS CONFERENCE CALL AND WEBCAST

August 4, 2008 – IRVING, TEXAS – Darling International Inc. (NYSE: DAR) will hold a conference call and webcast on Friday, August 8, 2008 to discuss the Company's second quarter 2008 financial results. The teleconference will begin at 10:00 a.m. Eastern Time and will be hosted by Mr. Randall Stuewe, CEO and Chairman of the Board, and Mr. John Muse, Executive Vice President of Finance and Administration. The related press release will be issued after the market closes on August 7, 2008.

To participate in the teleconference, please dial into the call a few minutes before the start time: 888-211-4495. International callers are invited to call 913-312-0374. Please refer to confirmation code 4464504. A replay of the call will be available two hours after the completion of the call through August 14, 2008. To access the replay, please dial 888-203-1112, or if you are calling internationally, dial 719-457-0820. Please refer to confirmation code 4464504. The live Web-cast and archived replay also can be accessed on the Company's Web site at http://www.darlingii.com/investors/investors.asp.

Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats, meat and bone meal, and hides. These products are primarily sold to agricultural, leather, oleo-chemical and bio-diesel manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants. For additional information, visit the company's Web site at www.darlingii.com.

    FOR MORE INFORMATION CONTACT:
         John O. Muse, Executive Vice President of                                                                    251 O’Connor Ridge Blvd., Suite 300
              Finance and Administration, or                                                                                   Irving, Texas 75038
         Brad Phillips, Treasurer                                                                                                      Phone: 972-717-0300